UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

IHS INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

IHS INC.
15 Inverness Way East
Englewood, Colorado 80112
www.ihs.com

March 22, 2007

Dear Stockholder:

We are pleased to invite you to attend our 2007 Annual Meeting of Stockholders. The Annual Meeting will be held at 2:00 p.m. Eastern Daylight Time, on Thursday, April 26, 2007, at The Warwick Hotel, 65 West 54th Street, New York, New York 10019.

We have included the formal notice of the Annual Meeting and the Proxy Statement as part of this invitation.

It is very important that you let us know in advance if you plan to attend the meeting. Each stockholder of record has the opportunity to mark the Proxy Card in the space provided, or during the electronic voting process. If your shares are not registered in your name (for instance, if you hold shares through a broker, bank, or other institution), please advise the stockholder of record that you wish to attend. That firm will provide you with evidence of ownership that will be required for admission to the meeting.

Whether or not you attend the Annual Meeting, it is important that your shares are represented and voted at the Annual Meeting. Please review the enclosed Proxy Card carefully to understand how you may vote by proxy. If you chose to cast your vote in writing, please sign and return your proxy promptly. A return envelope, requiring no postage if mailed in the United States, is enclosed for your convenience in replying. For your convenience, we have also arranged to allow you to submit your proxy electronically. Please read all of the enclosed materials and carefully review the voting instructions.

Your shares cannot be voted unless you submit your proxy (by mail or electronically) or attend the Annual Meeting in person. Your participation is important to IHS, so please review these materials carefully and cast your vote.

We look forward to seeing you at the Annual Meeting.

Sincerely,
Stephen Green
General Counsel and Corporate Secretary

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held Thursday, April 26, 2007

To our Stockholders:

IHS Inc. will hold its Annual Meeting of Stockholders at 2:00 p.m. Eastern Daylight Time, on Thursday, April 26, 2007, at The Warwick Hotel, 65 West 54th Street, New York, New York 10019.

We are holding this Annual Meeting:

•       to elect three directors to serve until the 2010 Annual Meeting or until their successors are duly elected and qualified;

•       to ratify the appointment of Ernst & Young LLP as our independent registered public accountants; and

•       to transact such other business as may properly come before the Annual Meeting and any adjournments or postponements of the Annual Meeting.

Only stockholders of record at the close of business on March 9, 2007 (the “record date”) are entitled to notice of, and to vote, at this Annual Meeting and any adjournments or postponements of the Annual Meeting. For ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available at IHS Global Headquarters, 15 Inverness Way East, Englewood, Colorado 80112.

It is important that your shares are represented at this Annual Meeting.

Even if you plan to attend the Annual Meeting in person, we hope that you will promptly vote and submit your proxy by dating, signing, and returning the enclosed Proxy Card, or by voting electronically.

Casting a vote by proxy will not limit your rights to attend or vote at the Annual Meeting.

By Order of the Board of Directors,
Stephen Green
General Counsel and Corporate Secretary

Englewood, Colorado
March 22, 2007

IHS INC.

PROXY STATEMENT

INFORMATION CONCERNING VOTING AND SOLICITATION

This Proxy Statement is being furnished to you in connection with the solicitation by the Board of Directors of IHS Inc., a Delaware corporation (“IHS”), of proxies to be used at the 2007 Annual Meeting of Stockholders to be held at 2:00 p.m. Eastern Daylight Time, on Thursday, April 26, 2007, at The Warwick Hotel, 65 West 54th Street, New York, New York 10019, and any adjournments or postponements thereof. This Proxy Statement and the accompanying form of Proxy Card are being first sent to stockholders on or about March 22, 2007.

Appointment of Proxy Holders

Your Board of Directors asks you to appoint the following individuals as your proxy holders to vote your shares at the 2007 Annual Meeting of Stockholders:

Jerre Stead, Chairman and Chief Executive Officer;

Michael Sullivan, Executive Vice President and Chief Financial Officer; and

Stephen Green, Senior Vice President, General Counsel, and Corporate Secretary

You may make this appointment by voting the enclosed Proxy Card using one of the voting methods described below. If appointed by you, the proxy holders will vote your shares as you direct on the matters described in this Proxy Statement. In the absence of your direction, they will vote your shares as recommended by your Board.

Unless you otherwise indicate on the Proxy Card, you also authorize your proxy holders to vote your shares on any matters not known by your Board at the time this Proxy Statement was printed and that, under our Bylaws, may be properly presented for action at the Annual Meeting.

Who Can Vote

Only stockholders who owned shares of our common stock at the close of business on March 9, 2007—the “record date” for the Annual Meeting—can vote at the Annual Meeting.

Each holder of our Class A common stock is entitled to one vote for each share held as of March 9, 2007.  As of the close of business on March 9, 2007, we had 44,773,547 shares of Class A common stock outstanding and entitled to vote.

Each holder of our Class B common stock is entitled to ten votes for each share held as of March 9, 2007. As of the close of business on March 9, 2007, we had 13,750,000 shares of Class B common stock outstanding and entitled to vote.

There is no cumulative voting in the election of directors.

How You Can Vote

You may vote your shares at the Annual Meeting either in person, by mail, or electronically, as described below. Stockholders holding shares through a bank or broker should follow the voting instructions on the form of Proxy Card received.

Voting by Mail or Internet.   You may vote by proxy by dating, signing and returning your Proxy Card in the enclosed postage-prepaid return envelope. You may also use the Internet to transmit your voting instructions. If you vote by proxy, carefully review and follow the instructions on the enclosed Proxy Card. Giving a proxy will not affect your right to vote your shares if you attend the Annual Meeting and want to vote in person.

Voting at the Annual Meeting.   Voting by proxy will not limit your right to vote at the Annual Meeting, if you decide to attend in person. Your Board recommends that you vote by proxy, as it is not practical for most stockholders to attend the Annual Meeting. If you hold shares through a bank or broker, you must obtain a proxy, executed in your favor, from the bank or broker to be able to attend and vote in person at the Annual Meeting.

If you submit your proxy, but do not indicate your voting preference according to the proxy directions, the proxy holders will vote your shares FOR the election of the nominees for director and FOR the ratification of the appointment of independent registered public accountants.  The named proxy holders may vote in their discretion upon such other matters as may properly come before the Annual Meeting.

Revocation of Proxies

Stockholders can revoke their proxies at any time before they are exercised in any of three ways:

•       by voting in person at the Annual Meeting;

•       by submitting written notice of revocation to the Corporate Secretary prior to the Annual Meeting; or

•       by submitting another proxy—properly executed and delivered—of a later date, but prior to the Annual Meeting.

Required Vote

Directors are elected by a plurality vote, which means that the three nominees receiving the most affirmative votes will be elected. All other matters submitted for stockholder approval require the affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote.

A quorum, which is a majority of the outstanding shares as of the record date, must be present to hold the Annual Meeting. A quorum is calculated based on the number of shares represented by the stockholders attending in person and by their proxy holders. If you indicate an abstention as your voting preference, your shares will be counted toward a quorum but they will not be voted on the matter, which will have the same effect as a vote against such matter.

If a broker indicates on the enclosed Proxy Card (or any valid substitute provided by the broker) that such broker does not have discretionary authority to vote on a particular matter (known as “broker non-votes”), those shares will be considered as present for purposes of determining the presence of a quorum but will not be treated as shares entitled to vote on that matter.

Confidentiality

It is our policy to maintain the confidentiality of all materials that identify individual shareowners except as may be necessary to meet any applicable legal requirements and, in the case of any contested proxy solicitation, as may be necessary to permit proper parties to verify the propriety of proxies presented by any person and the results of the voting. The inspectors of election and any employees associated with processing proxy cards or ballots and tabulating the vote are required to acknowledge their responsibility to comply with this policy of confidentiality.

Solicitation of Proxies

IHS will pay the cost of printing and mailing proxy materials. In addition to the solicitation of proxies by mail, solicitation may be made by our directors, officers, and other employees by personal interview, telephone, or facsimile. No additional compensation will be paid to these persons for solicitation. We will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of our common stock.

Important Reminder

Please promptly vote and submit your proxy in writing or electronically.

To submit a written vote, you may sign, date, and return the enclosed Proxy Card in the postage-prepaid return envelope. To vote electronically, follow the instructions provided on the Proxy Card.

Voting by proxy will not limit your rights to attend or vote at the Annual Meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

Directors and Nominees

As of the date of this proxy statement, the Board of Directors of IHS Inc. (the “Board”), pursuant to the Bylaws of the Company, has determined that the Board be composed of nine directors divided into three classes. Directors are elected for three-year terms and one class is elected at each Annual Meeting.

Three directors are to be elected at the 2007 Annual Meeting. These directors will hold office until the Annual Meeting in 2010 or until their respective successors have been elected and qualified. Each of the nominees has consented to being named herein and to serve if elected. In the event that any of the nominees should become unavailable prior to the Annual Meeting, proxies in the enclosed form will be voted for a substitute nominee or nominees designated by the Board, or the Board, at its option, may reduce the number of directors to constitute the entire Board.

For more information about each director nominee, our continuing directors, and the operation of our Board see below under “Information About Directors.”

2007 NOMINEES FOR DIRECTOR

Name	Age	Position with Company
Steven A. Denning	58	Director
Roger Holtback	62	Director
Michael Klein	43	Director

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE ELECTION OF THESE NOMINEES.
THE ENCLOSED PROXY CARD WILL BE SO VOTED UNLESS THE
STOCKHOLDER SPECIFIES OTHERWISE.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of the Board, which is composed entirely of non-employee independent directors, has selected Ernst & Young LLP as the independent registered public accountants to audit our books, records, and accounts and our subsidiaries for the fiscal year 2007. Your Board has endorsed this appointment. Ratification of the selection of Ernst & Young LLP by stockholders is not required by law. However, as a matter of good corporate practice, such selection is being submitted to the stockholders for ratification at the Annual Meeting. If the stockholders do not ratify the selection, the Board and the Audit Committee will reconsider whether or not to retain Ernst & Young LLP, but may retain Ernst & Young LLP. Even if the selection is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that such change would be in the best interests of IHS and its stockholders.

Ernst & Young LLP previously audited our consolidated financial statements during the six fiscal years ended November 30, 2006. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

Audit and Non-Audit Fees

In connection with the audit of the 2006 financial statements, IHS entered into an engagement agreement with Ernst & Young LLP that set forth the terms by which Ernst & Young LLP has performed audit services for IHS. That agreement is subject to alternative dispute resolution procedures and an exclusion of punitive damages.

Aggregate fees for professional services rendered for us by Ernst & Young LLP for the years ended November 30, 2006 and 2005, respectively, were as follows:

Services Provided	2006	2005
	(in thousands)
Audit	$2,330	$2,122
Audit-Related	276	218
Tax	28	9
All Other	—	—
Total	$2,634	$2,349

Audit Fees.   Consists of fees billed for professional services rendered for the audits of our consolidated financial statements, statutory audits of our subsidiaries, reviews of our interim consolidated financial statements, and services provided in connection with statutory and regulatory filings.  For 2006, audit fees also included approximately $140,000 for professional services rendered relating to a follow-on public offering concluded in October 2006.

Audit-Related Fees.   Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.”  These services may include employee benefit plan audits, auditing work on proposed transactions, attest services that are not required by regulation or statute, and consultations regarding financial accounting or reporting standards. For 2006, audit-related fees also included approximately $183,000 for professional services rendered relating to acquisitions.

Tax Fees.   Consists of tax compliance consultations, preparation of tax reports, and other tax services.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has implemented pre-approval policies and procedures related to the provision of audit and non-audit services. Under these procedures, the Audit Committee pre-approves both the type of services to be provided by Ernst & Young LLP and the estimated fees related to these services.

During the approval process, the Audit Committee considers the impact of the types of services and the related fees on the independence of the registered public accountant. The services and fees must be deemed compatible with the maintenance of such accountants’ independence, including compliance with rules and regulations of the Securities and Exchange Commission. Throughout the year, the Audit Committee will review any revisions to the estimates of audit and non-audit fees initially approved.

Required Vote

Ratification of the appointment of Ernst & Young LLP requires the affirmative vote of a majority of the shares present and voting at the Annual Meeting in person or by proxy. Unless marked to the contrary, proxies received will be voted “FOR” ratification of the appointment. In the event ratification is not obtained, your Audit Committee will review its future selection of our independent registered public accountants.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF
ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.
THE ENCLOSED PROXY CARD WILL BE SO VOTED UNLESS THE
STOCKHOLDER SPECIFIES OTHERWISE.

INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

Directors

2007 Nominees for Director

Steven A. Denning has served as a member of our Board since April 2005. Mr. Denning is the Chairman and a Managing Director of General Atlantic LLC, a private equity investment firm, and has been with General Atlantic (or its predecessor) since 1980. Mr. Denning is also a director of Eclipsys Corporation, Hewitt Associates, Inc., The Thomson Corporation, and several private and public information technology companies of which entities affiliated with General Atlantic are investors. He is also a member of the board of trustees of Stanford University, a member of the advisory board of the School of Economics and Management at Tsinghua University in Beijing, Vice Chairman of the National Parks Conservation Association, a director of the American Museum of Natural History, a member of the Council on Foreign Relations, and a trustee of the Connecticut Science Center. He was previously a trustee of the Georgia Tech Foundation and a director of The Nature Conservancy of Wyoming and New York.

Roger Holtback has served as a member of our Board since December 2003. Since January 2007, Mr. Holtback has served as Chairman of Holtback Invest AB. From 2001 through 2006, Mr. Holtback was Chairman and Chief Executive Officer of Holtback Holding AB. From 1993 to 2001 he served as President and Chief Executive Officer of the Bure Equity AB. From 1991 to 1993, he served as a member of the Group Executive Committee of SEB and Coordinating Chairman of SEB Sweden. From 1984 to 1990, he served as President and Chief Executive Officer of Volvo Corporation and Executive Vice President of AB Volvo. Mr Holtback is currently Chairman of the board of directors of Gunnebo AB, a company listed on the Swedish Stock Exchange, as well as of Finnveden Holding AB, Tradimus AB, and The Swedish Exhibition Centre. He serves as a member of the Stena Sphere Advisory Board and as Chairman of the

Nordic Capital Investment Review Committee.  Mr. Holtback previously served as a member of the board of directors and an advisory committee of TBG Holdings N.V. (“TBG”), and from September 1988 to December 2003 he served on the board of directors of TBG.

Michael Klein has served as a member of our Board since December 2003. In February 2007, Mr. Klein was appointed Co-President, Corporate and Investment Banking, for Citigroup Inc. Mr. Klein is a member of the Business Heads Group, the Operating Committee, and the Management Committee of Citigroup Inc. and he Co-Chairs the Planning Group of the Citigroup Inc. Global Corporate and Investment Bank. He also serves as Vice Chairman of Citigroup International PLC. He previously served as Chief Executive Officer of Citigroup Global Banking, a position he held since the Group’s inception in February 2004, and as Chief Executive Officer of Citigroup Inc. Global Corporate and Investment Bank for Europe, the Middle East and Africa (EMEA). He has also held the positions of Chief Executive Officer of Citigroup Inc. Corporate and Investment Banking, Europe, and Co-Head of Global Investment Banking for Salomon Smith Barney, a member of Citigroup Inc., from 2000 to 2003. Mr. Klein previously served as a member of the board of directors and an advisory committee of TBG, and from December 2001 to December 2003 he served on the board of directors of TBG.

Continuing Directors with Terms Expiring at the Annual Meeting in 2008

Jerre L. Stead was elected Chief Executive Officer of IHS in September 2006 and has served as Chairman of our Board since December 1, 2000. From August 1996 until June 2000, Mr. Stead served as Chairman of the board of directors and Chief Executive Officer of Ingram Micro Inc. Prior to that, he served as Chief Executive Officer and Chairman of the board of directors at Legent Corporation, from January 1995 to August 1995. From May 1993 to December 1994, he was Executive Vice President of AT&T and Chairman and Chief Executive Officer of AT&T Corp. Global Information Solutions (NCR Corporation). From September 1991 to April 1993, he was President and Chief Executive Officer of AT&T Corp. Global Business Communication Systems. Mr. Stead also serves on the board of directors of TBG, Armstrong World Industries, Inc., Brightpoint, Inc., Conexant Systems, Inc., Mindspeed Technologies, Inc., and Mobility Electronics, Inc.

C. Michael Armstrong has served as a member of our Board since December 2003. He is currently Chairman of Johns Hopkins Medicine, Health System, and Hospital. Mr. Armstrong served as Chairman of Comcast Corporation from 2002 until May 2004. He was Chairman and Chief Executive Officer of AT&T Corp. from 1997 to 2002, Chairman and Chief Executive Officer of Hughes Electronic Corporation from 1992 to 1997, and retired from IBM in 1991 as Chairman of IBM World Trade after a 31-year career. Mr. Armstrong is on the board of directors of Citigroup Inc., Parsons Corporation, and the Telluride Foundation, and is Vice Chairman of the board of trustees of Johns Hopkins University. Mr. Armstrong previously served as a member of the board of directors and an advisory committee of TBG, and from December 1988 to December 2003 he served on the board of directors of TBG. Mr. Armstrong is a Visiting Professor of the Sloan School at the Massachusetts Institute of Technology.

Balakrishnan S. Iyer has served as a member of our Board since December 2003. From October 1998 to June 2003, Mr. Iyer served as Senior Vice President and Chief Financial Officer of Conexant Systems, Inc. From 1997 to 1998, he was Senior Vice President and Chief Financial Officer of VLSI Technology Inc. and, from 1993 to 1997, he was Vice President, Corporate Controller of VLSI Technology Inc. Mr. Iyer serves on the board of directors of Invitrogen Corporation, Skyworks Solutions, Conexant Systems, Inc., Power Integrations, Inc., and QLogic Corporation.

Continuing Directors with Terms Expiring at the Annual Meeting in 2009

Ruann F. Ernst has served as a member of our Board since December 2006. Dr. Ernst served as Chief Executive Officer of Digital Island, Inc. before retiring in 2002. She was Chief Executive Officer and

Chairperson of the board of Digital Island from 1998 until the company was acquired by Cable & Wireless, Plc. in 2001. From 1988 through 1998, Dr. Ernst worked for Hewlett Packard in various management positions, most recently as General Manager, Financial Services Business Unit. Prior to that, she was Vice President for General Electric Services Company. Dr. Ernst sits on the for-profit boards of Digital Realty Trust and Ninth House Networks. She also serves on the not-for-profit boards of the Ohio State University Foundation and on the Ohio State University Fisher College of Business, and is a founding board member of the Kids Sports Stars (Azimuth Foundation).

Christoph v. Grolman was appointed to our Board in March 2007. Since March 2007, Mr. Grolman has served as Joint-Chief Executive Officer of TBG. From December 2006 to March 2007, Mr. Grolman served as Executive Director of TBG. From 2002 to 2006 he held the position of Executive Vice President of TBG, responsible for an industrial operating group and venture investments. Prior to joining TBG in 2002, he was a consultant with Roland Berger & Partner Management Consultants.

Richard W. Roedel has served as a member of our Board since November 2004. From November 2002 through June 2005 he served on the board, and from April 2004 through January 2005 he held various executive positions, at Take-Two Interactive Software, Inc. Mr. Roedel was an audit partner in BDO Seidman, LLC from 1985 to 2000 and Chairman and Chief Executive Officer of BDO Seidman from 1999 to 2000. He currently serves on the board of directors of Brightpoint, Inc., Dade Behring Holdings, Inc., Sealy Corporation, Luna Innovations, and the Association of Audit Committee Members Inc.

Organization of the Board of Directors

The Board of Directors held six meetings during the fiscal year ended November 30, 2006.  Each director attended at least 75% of the total regularly scheduled and special meetings of the Board and the committees on which they served. We do not have a policy regarding directors’ attendance at the Annual Meeting.

Our Board has established three standing committees: the Audit Committee, the Human Resources Committee, and the Nominating and Corporate Governance Committee. We believe that all members of the Audit, Human Resources, and Nominating and Corporate Governance Committees meet the independence standards of the New York Stock Exchange and SEC rules and regulations. The Board has approved a charter for each of these committees, each of which can be found on our website at www.ihs.com.  Each charter is also available in print at no cost to any shareholder who sends us a written request (please address your request to the Corporate Secretary).

We believe that all of our directors other than Messrs. Stead and Grolman are “independent directors,” based on the independence standards described above. All of our directors other than Mr. Stead are non-management directors. The non-management directors of the Board regularly meet without the presence of management. Mr. Armstrong, our Lead Independent Director, presides over meetings of non-management directors.

Code of Conduct

We have adopted a Code of Business Conduct and Ethics as our “code of ethics” as defined by regulations promulgated under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Our Code of Business Conduct and Ethics also meets the New York Stock Exchange requirements for a “code of conduct.”  Our Code of Business Conduct and Ethics applies to our directors, as well as all of our principal executive officers, financial and accounting officers, and all other employees of IHS.

Our Code of Business Conduct and Ethics, as well as our Governance Guidelines, are available on our website at www.ihs.com and are available in print at no cost to any stockholder who sends us a written request. We intend to post any amendments to the Corporate Governance Guidelines and our Code of Business Conduct and Ethics on our website.

Communications with the Board

The Board of Directors has a process for stockholders or any interested party to send communications to our Board, including any Committee of our Board, any individual director, and our non-management directors. If you wish to communicate with the Board as a whole, with any Committee, with any one or more individual directors, or with our non-management directors, you may send your written communication to:

C. Michael Armstrong		Stephen Green
Lead Independent Director		General Counsel and Corporate Secretary
IHS Inc.	OR	IHS Inc.
15 Inverness Way East		15 Inverness Way East
Englewood, Colorado 80112		Englewood, Colorado 80112

Note that interested parties wishing to reach our non-management directors should address the communication to our Lead Independent Director, Mr. Armstrong, on behalf of the non-management directors. For any other purpose, stockholders or interested parties may address communications to the entire Board, to non-management directors only, to any Committee of the Board, or to any one or more of our directors as the intended recipient. Depending on how the communication is addressed, either Mr. Armstrong or Mr. Green will review any communication received and will forward the communication to the appropriate director or directors based on how the communication is addressed and the subject matter.

Composition of Board Committees

The Board has three standing committees, with duties, current membership and number of meetings for each as shown below.

Audit Committee	Ten meetings held during fiscal year 2006
Members:
Balakrishnan S. Iyer, Chairman
Roger Holtback
Richard W. Roedel

The Audit Committee assists our Board in its oversight of (i) the integrity of our financial statements, (ii) our independent registered public accountant’s qualifications, independence, and performance, (iii) the performance of our internal audit function, and (iv) our compliance with legal and regulatory requirements. The Audit Committee is governed by a charter. A more detailed description of the functions of the Audit Committee can be found in the Audit Committee Charter, a copy of which may be found at the Company’s website www.ihs.com, and which will be provided in print to any shareholder who sends us a written request. As required by the Audit Committee Charter, all members of the Audit Committee meet the criteria for “independence” within the meaning of the standards established by the New York Stock Exchange, the Company’s Corporate Governance Guidelines, and the Audit Committee Charter. Each member of the Audit Committee is financially literate and each member has accounting or related financial management expertise as required by New York Stock Exchange listing standards. In addition, the Board has determined that each member of the Audit Committee meets the definition of “audit committee financial expert” as defined in Item 401(h)(2) of Regulation S-K promulgated by the SEC.

Human Resources Committee	Six meetings held during fiscal year 2006
Members:
Steven A. Denning, Chairman
C. Michael Armstrong
Ruann F. Ernst
Michael Klein

The Human Resources Committee has been created by our Board to (i) oversee our compensation and benefits policies generally, (ii) evaluate executive officer performance and review our management succession plan, and (iii) oversee and set compensation for our executive officers. The Human Resources Committee is governed by a charter. A more detailed description of the functions of the Human Resources Committee can be found in the “Report of the Human Resources Committee” section of this Proxy Statement and in the Human Resources Committee Charter, a copy of which is available at the Company’s website www.ihs.com or in print to any shareholder who sends us a written request. All members of the Human Resources Committee are “independent” as required by our Corporate Governance Guidelines and the Human Resources Committee Charter.

Nominating and Corporate Governance Committee	Three meetings held during fiscal year 2006
Members:
C. Michael Armstrong, Chairman
Steven A. Denning
Roger Holtback
Balakrishnan S. Iyer
Michael Klein
Richard W. Roedel

The Nominating and Corporate Governance Committee has been created by our Board to (i) identify individuals qualified to become board members and recommend director nominees to the Board, (ii) recommend directors for appointment to committees established by the Board, (iii) make recommendations to the Board as to determinations of director independence, (iv) oversee the evaluation of the Board, (v) make recommendations to the Board as to compensation for our directors, and (vi) develop and recommend to the Board our corporate governance guidelines and code of business conduct and ethics and oversee compliance with such guidelines and code. The Nominating and Corporate Governance Committee is governed by a charter. A more detailed description of the functions of the Nominating and Corporate Governance Committee can be found under “Director Nominations” in this Proxy Statement, and in the Nominating and Corporate Governance Committee Charter, a copy of which can be found at the Company’s website www.ihs.com and which will be made available in print to any shareholder who sends us a written request. All members of the Nominating and Corporate Governance Committee are “independent” as required by our Corporate Governance Guidelines and the Nominating and Corporate Governance Committee Charter.

Director Nominations

Our Board nominates directors for election at each Annual Meeting of Stockholders and elects new directors to fill vacancies when they arise. The Nominating and Corporate Governance Committee has the responsibility to identify, evaluate, recruit, and recommend qualified candidates to the Board for nomination or election.

In addition to considering an appropriate balance of knowledge, experience and capability, the Board has as an objective that its membership be composed of experienced and dedicated individuals with diversity of backgrounds, perspectives, and skills. The Nominating and Corporate Governance Committee will select candidates for director based on their character, judgment, diversity of experience, business acumen, and ability to act on behalf of all stockholders (without regard to whether the candidate has been nominated by a stockholder). The Nominating and Corporate Governance Committee believes that nominees for director should have experience, such as experience in management or accounting and finance, or industry and technology knowledge, that may be useful to IHS and the Board, high personal and professional ethics, and the willingness and ability to devote sufficient time to effectively carry out his or her duties as a director. The Nominating and Corporate Governance Committee believes it appropriate for at least one, and, preferably, multiple, members of the Board to meet the criteria for an “audit committee financial expert” as defined by SEC rules, and for a majority of the members of the Board to meet the definition of “independent director” under the rules of the New York Stock Exchange. The Nominating and Corporate Governance Committee also believes it appropriate for certain key members of our management to participate as members of the Board.

Prior to each Annual Meeting of Stockholders, the Nominating and Corporate Governance Committee identifies nominees first by evaluating the current directors whose term will expire at the Annual Meeting and who are willing to continue in service. These candidates are evaluated based on the criteria described above, including as demonstrated by the candidate’s prior service as a director, and the needs of the Board with respect to the particular talents and experience of its directors. In the event that a director does not wish to continue in service, the Nominating and Corporate Governance Committee determines not to re-nominate the director, or a vacancy is created on the Board as a result of a resignation, an increase in the size of the Board or other event, the Nominating and Corporate Governance Committee will consider various candidates for membership, including those suggested by the Nominating and Corporate Governance Committee members, by other Board members, by any executive search firm engaged by the Nominating and Corporate Governance Committee, or by any nomination properly submitted by a stockholder pursuant to the procedures for stockholder nominations for directors provided in “Stockholder Proposals for the 2007 Annual Meeting” in this Proxy Statement.

Directors’ Compensation

Our nonemployee directors receive compensation for their service on our Board. That compensation is comprised of an annual cash retainer of $60,000 (which may be converted into deferred stock units or deferred under our directors stock plan, as described in our Annual Report on Form 10-K under “Equity Compensation Plans—IHS Inc. 2004 Directors Stock Plan”) and a fee of $1,500 per board or committee meeting attended, plus reimbursement for all reasonably incurred expenses related to the meeting. Additionally, certain directors may earn annual retainers as follows: a $20,000 Audit Committee chair retainer; a $20,000 Lead Independent Director retainer; a $10,000 committee chair retainer for committees other than our Audit Committee; and a $5,000 Audit Committee member retainer.

In addition, on each December 1 of each year of service, each nonemployee director (other than Mr. Grolman) shall receive an award consisting of restricted stock units whose underlying shares shall have, on the date of grant, a fair market value equal to $100,000.

Each nonemployee director (other than Mr. Grolman) shall receive on the date he or she is elected to the Board for the first time a one-time award consisting of restricted stock units whose underlying shares will have, on the date of grant, a fair market value (as defined in the plan) equal to $100,000 (rounded to the nearest whole number of shares). All equity awards for nonemployee directors will be issued pursuant to the IHS Inc. 2004 Directors Stock Plan. Each non-employee director is required to hold all equity awarded until that director no longer serves on our Board of Directors.

We provide liability insurance for our directors and officers.

Committee Interlocks and Insider Participation

Our Human Resources Committee of the Board performs functions equivalent to a compensation committee. Messrs. Armstrong, Denning and Klein and Dr. Ernst are members of this committee. During the last ten years, none of them has been an officer or employee of IHS. Mr. Stead, our Chief Executive Officer and the Chairman of our Board, formerly served on this committee with his participation ending in October 2004.

Other than Mr. Stead, none of our executive officers currently serves, or in the past has served, on the board of directors or compensation committee (or committee performing equivalent functions) of any other company that has or had one or more executive officers serving on our Board or the Human Resources Committee.

Officers

Set forth below is information concerning our executive officers as of March 22, 2007.

Name	Age	Position
Jerre L. Stead	64	Chairman of the Board and Chief Executive Officer
Ron Mobed	47	President and Chief Operating Officer, Energy Segment
Jeffrey R. Tarr	44	President and Chief Operating Officer, Engineering Segment
Michael J. Sullivan	42	Executive Vice President and Chief Financial Officer
Daniel Yergin	60	Executive Vice President and Strategic Advisor
Stephen Green	55	Senior Vice President and General Counsel
Scott Key	48	Senior Vice President, Corporate Strategy and Marketing
Heather Matzke-Hamlin	39	Senior Vice President and Chief Accounting Officer
H. John Oechsle	44	Senior Vice President and Chief Information Officer
Jane Okun	44	Senior Vice President, Investor Relations and Corporate Communications
Jeffrey Sisson	50	Senior Vice President, Global Human Resources
Richard Walker	43	Senior Vice President, Corporate Development

Executive officers are appointed by our Board. Information about Mr. Stead is provided under “Directors” in this Proxy Statement. A brief biography for each of our other executive officers follows.

Ron Mobed has served as President and Chief Operating Officer of our Energy segment since April 2004. Prior to that, Mr. Mobed served in multiple leadership roles at Schlumberger Limited, since September 1980. Mr. Mobed received his bachelor’s degree in engineering from Trinity College at the University of Cambridge in 1980, and was awarded his master’s degree in petroleum engineering with distinction from Imperial College at the University of London in 1987.

Jeffrey R. Tarr has served as President and Chief Operating Officer of our Engineering segment since December 2004. From May 2001 to November 2004 he led Hoover’s, Inc. Mr. Tarr served as Chief Executive Officer and President from May 2001, as a director from June 2001, and as Chairman from March 2002 until March 2003 when the business was acquired by Dun & Bradstreet Corporation. From the date of the acquisition until November 2004, Mr. Tarr served as President and as a director of the Hoover’s subsidiary of Dun & Bradstreet. From January 2000 through March 2001 he served as Chief Executive, President, and a director of All.com, Inc. From June 1994 until January 2000 he held a number of positions at US WEST and served as a Vice President from April 1998. Earlier in his career he was a consultant with Bain & Company. Mr. Tarr holds an undergraduate degree in public and international affairs from Princeton University and an master’s degree in business administration from Stanford University.

Michael J. Sullivan served as Senior Vice President and Chief Financial Officer of IHS since October 1999 and was appointed as Executive Vice President in March 2006. Prior to joining IHS, Mr. Sullivan was director of corporate accounting from April 1997 to February 1998, and director of financial planning and analysis from February 1998 to October 1999, for Coors Brewing Company. Prior to joining Coors, he spent ten years with PricewaterhouseCoopers (formally Price Waterhouse) in audit services and the transaction support group. Mr. Sullivan holds a bachelor’s degree in business administration and accounting from the University of Iowa.

Daniel Yergin was appointed Executive Vice President and Strategic Advisor for IHS in September 2006. Dr. Yergin has also served as Chairman of Cambridge Energy Research Associates (“CERA”), an IHS company acquired in 2004. Dr. Yergin founded CERA in 1981. He is a Pulitzer Prize winner, a member of the Board of the United States Energy Association, and a member of the National Petroleum Council. He is also a member of the US Secretary of Energy’s Advisory Board and has chaired the US Department of Energy’s Task Force on Strategic Energy Research and Development. He is also a Director of the US-Russian Business Council, the Atlantic Partnership, and the New America Foundation. Dr. Yergin received his bachelor of arts degree from Yale University and his doctor of philosophy degree from Cambridge University.

Stephen Green has served as General Counsel of IHS since 1996. He was Vice President and General Counsel of IHS from 1996 to 2003 and was appointed Senior Vice President and General Counsel in December 2003. Mr. Green joined the legal department of TBG in 1981. Mr. Green holds a bachelor’s degree from Yale University and a law degree from Columbia Law School.

Scott Key was named Senior Vice President of Corporate Strategy and Marketing in September 2006. Mr. Key previously served as Senior Vice President of Strategic Marketing for the company’s Energy segment. Prior to joining IHS in 2003, he served as a senior executive with GX Technology and from 2000 to 2002 as chief operating officer and executive vice president for NuTec Energy Services Inc., both of Houston.  Mr. Key served as deepwater development manager for Vastar Resources from 1998 to 2000 and was employed by Phillips Petroleum in a range of international and US domestic roles of increasing scope from 1987 to 1998. Mr. Key holds bachelor of science degrees in both physics and mathematics from the University of Washington in Seattle as well as a master’s degree in geophysics from the University of Wyoming.

Heather Matzke-Hamlin has served as Senior Vice President and Chief Accounting Officer since February 2005. Prior to joining IHS, Ms. Matzke-Hamlin was Director of Internal Audit at Storage Technology Corporation from February 1999 to February 2005. Prior to joining StorageTek, she spent over nine years with PricewaterhouseCoopers (formally Price Waterhouse) in audit services. Ms. Matzke-Hamlin holds a bachelor’s degree in accounting from Indiana University and is a Certified Public Accountant in the state of Colorado.

H. John Oechsle joined IHS in July 2003 as Senior Vice President and Chief Information Officer. From June 2000 to July 2003, Mr. Oechsle was Chief Information Officer, Vice President Information Management Worldwide, for Ortho-Clinical Diagnostics, a Johnson & Johnson company. From August 1997 to June 2000, Mr. Oechsle was the General Manager, Executive Director Latin America for Networking & Computer Services, a Johnson & Johnson company. Mr. Oechsle holds a bachelor of science degree in computer science from Rutgers University and is a graduate of the Tuck Executive Program at Dartmouth College’s Amos Tuck School of Business Administration.

Jane Okun has served as Senior Vice President, Investor Relations and Corporate Communications since November 2004. From 2002 to 2004, Ms. Okun was a partner with Genesis, Inc., a strategic marketing firm also specializing in investor relations. Prior to that, she was Vice President, Investor Relations and Corporate Communications of Velocom, Inc., from 2000 to 2001, and Executive Director, Investor Relations of Media One Group from 1998 to 2000. Prior to joining Media One, Ms. Okun headed

Investor Relations at Northwest Airlines, where she also held multiple corporate finance positions. Ms. Okun holds a bachelor’s degree and a master’s degree in business administration from the University of Michigan.

Jeffrey Sisson was appointed Senior Vice President of Global Human Resources of IHS in January 2005. From September 2002 to January 2005, Mr. Sisson was a Principal in Executive Partners, a private human resources consulting firm. From July 2001 to August 2002, Mr. Sisson was Senior Vice President, Human Resources for EaglePicher, Inc. From March 2000 to July 2001, he was Senior Director, Human Resources for Snap-on Incorporated. From February 1998 to February 2000, he was Director, Human Resources for Whirlpool Corporation. Mr. Sisson holds a bachelor’s degree and a master’s degree in labor & industrial relations from Michigan State University.

Richard Walker was named Senior Vice President of Corporate Development in December 2006. Prior to joining IHS, Mr. Walker was Chief Operating Officer at Autobytel Inc., where he had also served as Executive Vice President of Corporate Development and Strategy since January 2003. Previously, Mr. Walker served as Vice President for LoneTree Capital Management from August 2000 to December 2002. Prior to that, he was the Vice President of Corporate Development for MediaOne from April 1997 to July 2000. Prior to joining MediaOne, Mr. Walker had been with U S WEST since 1990, where he was Executive Director of Corporate Development and also held various leadership positions in investor relations, business development, and strategic marketing. Mr. Walker began his career in 1986 as a certified public accountant with Arthur Andersen & Co. in Atlanta, Georgia. Mr. Walker graduated with a bachelor’s degree in business from the University of Colorado and holds a master’s degree in business administration from the Executive Program at the University of Denver.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of March 9, 2007, as to shares of our Class A and Class B common stock beneficially owned by: (i) each person who is known by us to own beneficially more than 5% of our common stock, (ii) each of our executive officers listed in the Summary Compensation Table under “Executive Compensation” in this Proxy Statement, (iii) each of our directors, and (iv) all our directors and executive officers as a group. Unless otherwise stated below, the address of each beneficial owner listed on the table is c/o IHS Inc., 15 Inverness Way East, Englewood, Colorado 80112.

The percentage of common stock beneficially owned is based on 44,773,547 shares of Class A common stock and 13,750,000 shares of Class B common stock outstanding as of March 9, 2007. In accordance with the rules of the Securities and Exchange Commission, “beneficial ownership” includes voting or investment power with respect to securities. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

	Shares Beneficially Owned
	Class A Common Stock		Class B Common Stock		% of Total
Name of Beneficial Owner	Number of Shares	% of Class	Number of Shares	% of Class	Voting Power(1)
Jerre L. Stead(2)(3)	380,734	*	—	—	*
Rohinton Mobed(2)	107,361	*	—	—	*
Michael J. Sullivan(2)	82,778	*	—	—	*
Jeffrey R. Tarr(2)	119,531	*	—	—	*
Daniel Yergin(2)	144,056	*	—	—	*
Chares Picasso(4)	147,300	*	—	—	*
C. Michael Armstrong(2)	18,607	*	—	—	*
Steven A. Denning(2)(6)	11,889	*	—	—	*
Ruann F. Ernst(2)	5,018	*	—	—	*
Roger Holtback(2)	35,242	*	—	—	*
Balakrishnan S. Iyer(2)	34,232	*	—	—	*
Michael Klein(2)	—	*	—	—	*
Richard W. Roedel(2)	27,242	*	—	—	*
Michael v. Staudt(2)(5)	3,000	*	—	—	*
All directors and executive officers as a group (20 persons)(2)	1,218,170	2.7%	—	—	*
Entities affiliated with General Atlantic LLC(6)	4,687,500	10.5%	—	—	2.6%
Morgan Stanley(7)	2,613,040	5.8%	—	—	1.4%
TBG Holdings N.V.(8)	9,251,391	20.6%	—	—	5.1%
T Rowe Price(9)	2,582,700	5.8%	—	—	1.4%
Urvanos Investments Limited(8)	958,859	2.1%	13,750,000	100%	76.0%
Wellington Management(10)	2,361,580	5.3%	—	—	1.3%

*                    Represents less than one percent.

(1)          Percentage total voting power represents voting power with respect to all shares of our Class A and Class B common stock, as a single class. Each holder of Class B common stock is entitled to ten votes per share of Class B common stock and each holder of Class A common stock is entitled to one vote per share of Class A common stock on all matters submitted to our stockholders for a vote. The

Class A common stock and Class B common stock vote together as a single class on all matters submitted to a vote of our stockholders, except as may otherwise be required by law. The Class B common stock is convertible at any time by the holder into shares of Class A common stock on a share-for-share basis. The Class B common stock will automatically be converted into Class A common stock upon the earlier of the occurrence of specified events or November 16, 2009.

(2)          None of the directors or executive officers holds stock options that are exercisable within 60 days of the record date. The table above excludes performance-based awards that are payable in common stock upon the achievement of certain performance goals and includes shares granted as restricted stock and restricted stock units under one of our equity compensation plans. The following table shows a breakdown of restricted stock and restricted stock units held by the listed executive officers (our “Named Executive Officers”), non-employee directors, and all executive officers and non-employee directors as a group.

Name	Restricted Stock	Restricted Stock Units(a)
Jerre L. Stead	150,001	—
Ron Mobed	77,111	30,250
Michael J. Sullivan	72,778	10,000
Jeffrey R. Tarr	68,250	30,250
Daniel Yergin(b)	91,556	—
Charles Picasso	—	—
C. Michael Armstrong	12,500	6,107
Steven A. Denning	—	11,889
Ruann F. Ernst	—	5,018
Roger Holtback	12,500	7,742
Balakrishnan Iyer	12,500	6,107
Michael Klein	—	—
Richard W. Roedel	9,500	7,742
Michael v Staudt	—	—
All current executive officers and directors as a group (20 persons)	674,836	163,555

(a)          Restricted stock units do not have voting rights until they are settled in shares of common stock. Restricted stock units awarded to executive officers will be settled in shares of common stock on the applicable vesting dates. Restricted stock units awarded to our non-employee directors will be settled in shares of common stock upon or after each director’s termination.

(b)         Does not include an additional 52,500 shares held by Dr. Yergin that are subject to transfer restrictions.

(3)          Shares listed for Mr. Stead are held by JMJS II LLLP, a family trust.

(4)          Mr. Picasso retired from service as President and Chief Executive Officer on September 20, 2006. Ownership listed is as of September 20, 2006, the last day Mr. Picasso served as an officer of the company.

(5)          Subsequent to the Record Date, effective as of March 16, 2007, Mr. v. Staudt resigned as a director and the Board appointed Christoph v. Grolman as a director.

(6)          GA LLC is the general partner of General Atlantic Partners 82, L.P. (“GAP 82”). The managing members of GAP Coinvestments III, LLC (“GAPCO III”) and GAP Coinvestments IV, LLC (“GAPCO IV”) and together with GA LLC, GAP 82 and GAPCO III, the “GA Group”) are also the managing directors of GA LLC. Steven A. Denning is the Chairman and a Managing Director of GA LLC and a managing member of GAPCO III and GAPCO IV. The GA Group is a “group” within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934, as amended. Mr. Denning disclaims beneficial ownership of the shares held by GAP 82, GAPCO III and GAPCO IV, except to the extent of his pecuniary interest therein. The address of Mr. Denning and the GA Group is c/o General Atlantic Service Corporation, 3 Pickwick Plaza, Greenwich, CT 06830.

(7)          This information was obtained from the Schedule 13G filed with the Securities and Exchange Commission on February 13, 2007 by Morgan Stanley, 1585 Broadway, New York, NY 10036, representing shares that, as of December 31, 2006, are owned, or may be deemed to be beneficially owned, by Morgan Stanley Investment Management Inc. Morgan Stanley Investment Management Inc. is a wholly owned subsidiary of Morgan Stanley. Morgan Stanley has sole voting power with respect to 2,440,491 shares and sole dispositive power with respect to 2,613,040 shares.

(8)          Voting and investment decisions for the shares of our company have historically been made by TBG Holdings N.V. (TBG), a Netherlands-Antilles company which is the indirect sole owner of the Urvanos Investments Limited (Urvanos). TBG is wholly owned indirectly by The Thyssen-Bornemisza Continuity Trust (Trust), a Bermuda trust, which was created for the benefit of certain members of the Thyssen-Bornemisza family. The trustee of the Trust is Thybo Trustees Limited (Thybo), a Bermuda company. As trustee of the indirect sole stockholder of TBG, Thybo has the power to exercise significant influence over the management and affairs of TBG, including by electing or replacing TBG’s board of directors. In addition, in certain circumstances, Thybo may be required to act with respect to TBG at the direction of Tornabuoni Limited (Tornabuoni), a Guernsey company, which is an oversight entity that was established at the time the Trust was created. The board of directors of Tornabuoni may only act by unanimous vote and its members are Georg Heinrich Thyssen-Bornemisza (a beneficiary of the Trust), Claus Hipp, Hans-Peter Schaer and Donald Perkins. Although Thybo has the power to exert influence over TBG, it has not done so in the past and is not required to do so, except in the case of fraud or as directed by Tornabuoni. In addition, while Tornabuoni has the power to direct Thybo to act with respect to TBG, Tornabuoni has not done so in the past. We have been advised by the current directors of each of Tornabuoni and Thybo that they have no intention at this time to exercise any power they may have to exert such influence with respect to TBG. Tornabuoni and Thybo disclaim any pecuniary interest in the shares held by the record holders. The address of TBG is Landhuis Joonchi, Kaya Richard J. Beaujon z/n, P.O. Box 883, Curacao, Netherlands, Antilles. The address of Urvanos is 17 Grigoriou Xenopoulou Street, P.O. Box 54425, Limassol, Cyprus.

(9)          This information was obtained from the Schedule 13G filed with the Securities and Exchange Commission on February 15, 2007 by T. Rowe Price Associate, Inc., (“Price Associates”), 100 E. Pratt Street, Baltimore, MD  21202, representing securities held as of December 31, 2006. Price Associates reported sole voting power with respect to 453,400 shares and sole dispositive power with respect to 2,582,700 shares. Price Associates represented to our company that these securities are owned by various individual and institutional investors that Price Associates serves as investment advisor with power to direct investments and/or sole power to vote the securities.  For the purposes of the reporting requirements of the Securities Exchange Act of 1934, as amended, Price Associates is deemed to be the beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(10)   This information was obtained from the Schedule 13G files with the Securities and Exchange Commission on February 14, 2007 by Wellington Management Company, LLP, 75 State Street, Boston, MA  02109, representing securities held as of December 31, 2006. Wellington Management, in its capacity as investment adviser, may be deemed to beneficially own 2,361,580 shares which are held of record by clients of Wellington Management. Wellington Management has shared power to vote 2,006,080 shares and shared power to dispose of 2,361,580 shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership on Forms 3, 4, and 5 with the SEC. Officers, directors and greater than 10% stockholders are required to furnish us with copies of all Forms 3, 4 and 5 that they file.

Based solely on our review of the copies of such forms we have received and written representations from certain reporting persons that they filed all required reports, we believe that, during the last fiscal year, all filing requirements under Section 16(a) applicable to its officers, directors and 10% stockholders were timely, except for the following:  one Form 4 for each of Messrs. Armstrong, Iyer, Denning, Holtback and Roedel relating to a formula-based grant of restricted stock in December 2005 and one Form 4 for Heather Matzke-Hamlin, our Chief Accounting Officer, relating to two grants of restricted stock awards in November 2005. All such Form 4s were inadvertently filed late and information relating to these transactions was set forth in Form 4s filed with the SEC during the fiscal year 2006.

REPORT OF THE AUDIT COMMITTEE

The following report of the Audit Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing by IHS under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Audit Committee provides assistance to the Board of Directors in fulfilling its legal and fiduciary obligations in matters involving the Company’s accounting, auditing, financial reporting, internal control and legal compliance functions by approving the services performed by the Company’s independent registered public accountants and reviewing their reports regarding the Company’s accounting practices and systems of internal accounting controls as set forth in a written charter adopted by your Board. The Company’s management is responsible for preparing the Company’s financial statements and the independent registered public accountants are responsible for auditing those financial statements. The Audit Committee is responsible for overseeing the conduct of these activities by the Company’s management and the independent registered public accountants.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accountants. Management represented to the Audit Committee that the Company’s consolidated financial statements for fiscal year 2006 were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accountants.

The Audit Committee has discussed with the independent registered public accountants matters required to be discussed by Statements on Auditing Standards No. 61 (Communication with Audit Committees), as amended. In addition, the independent registered public accountants provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee and the independent registered public accountants have discussed such accountants’ independence from IHS and its management, including any matters in those written disclosures. Additionally, the Audit Committee considered whether the provision of non-audit services was compatible with maintaining such accountants’ independence.

The Audit Committee has discussed with internal and independent registered public accountants, with and without management present, their evaluations of the Company’s internal accounting controls and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions with management and the independent registered public accountants referred to above, the Audit Committee approved the inclusion of the audited financial statements for fiscal year 2006 in the IHS Annual Report on Form 10-K for filing with the SEC.

Respectfully submitted on March 22, 2007, by the members of the Audit Committee of the Board:

Mr. Balakrishnan Iyer, Chairman
Mr. Roger Holtback
Mr. Richard Roedel

REPORT OF THE HUMAN RESOURCES COMMITTEE

The following report of the Human Resources Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing by IHS under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Role of the Human Resources Committee

The Human Resources Committee (the “Committee”) is currently composed exclusively of non-employee, independent directors. The Committee reviews the compensation program for the Chief Executive Officer (the “CEO”) and other members of senior management, including the executive officers listed in the Proxy Statement on the Summary Compensation Table (the “Named Executive Officers”), and determines and administers their compensation. The Committee also reviews and approves our compensation policies generally, including any equity-based plans. The Committee has retained an independent, nationally recognized compensation consultant to assist the Committee in fulfilling its responsibilities.

Overview

The Committee recognizes that key to our business is the quality and talent of our people. The goal of our executive compensation program is to align executive compensation with shareholder interests, attract, retain and motivate highly qualified executive talent, and provide appropriate rewards for achievement of business objectives and growth in shareholder value.

The major components of compensation for executive officers are base salary, short-term performance-based incentives in the form of annual cash bonuses and long-term incentives in the form of equity grants. Each component of the executive compensation package emphasizes a different aspect of our compensation philosophy. Annually, the Committee reviews quantitative and qualitative measures of corporate and individual performance in assessing compensation levels of executive officers. This review evaluates the performance of IHS both on a short- and long-term basis. The program specifically offers:

•       Base pay that is competitive with relevant industry market data.

•       Short-term incentive opportunity that is competitive with the market and provides an upside opportunity when actual performance exceeds goals. Performance measures under this plan should foster long-term growth, innovation, and sustained value creation.

•       Long-term incentives to ensure alignment of individual performance with shareholder interests of long-term growth and achievement of the company’s business objectives.

Each of these components is discussed in further detail below.

The Committee compares senior management compensation levels with those of a peer group of 13 companies that represent potential competition for executive talent and operated in similar service and data industries (the “Compensation Peer Group”). (1)  This benchmark data is provided by the outside compensation consultant and is size-adjusted to match the relative size of our company versus the companies in the Compensation Peer Group. The consultant develops competitive market references for base salary, annual incentives, and long-term incentives (including all forms of equity compensation) based on our compensation philosophy. Market practices for supplemental benefits are also documented.

(1)          The Compensation Peer Group for this purpose consists of the following companies:  Acxiom Corporation; Arbitron Inc.; ChoicePoint Inc.; The Corporate Executive Board; The Dun & Bradstreet Corporation; Equifax Inc.; FactSet Research Systems Inc.; Fair Isaac Corporation; Gartner, Inc.; Getty Images, Inc.; John Wiley & Sons, Inc.; Moody’s Corporation;  and ProQuest Company.

It is the Committee’s practice to target compensation levels for each executive and all executives as a group at approximately the 50th percentile of the Compensation Peer Group. Variance around the 50th percentile will occur as the Committee considers other relevant factors such as individual and company performance, experience in position, and succession planning.

Elements of Executive Compensation

Base Salary

The Committee annually reviews and determines the base salaries of the CEO and other members of senior management. Base salaries for existing or newly hired senior executive officers are set by the Committee (or, in the case of the Chairman and the CEO, by the Board upon the Committee’s recommendation) based on recruiting requirements (i.e., market demand), competitive pay practices, individual experience and breadth of knowledge, internal equity considerations, and other objective and subjective factors.  Overall performance of the business will also factor into annual base salary increases for the executive officers.

Short-Term Incentive Awards (Annual Bonuses)

Annual bonuses are tied to the overall performance of the business, as well as the performance of each executive and of his or her area of responsibility or business unit. For fiscal year 2006, the Committee used the following corporate measures:

•        Adjusted Earnings Per Share (“Adjusted EPS”)

•        Return on Invested Capital (“ROIC”)

•        Revenue

•        Achievement of Strategic Objectives

•        Individual Performance

In addition, segment revenue and profit measures were used, as appropriate.

Management recommends certain financial and operational objectives for each segment, business unit, region or country, and function that are designed to promote key company initiatives, which are subject to approval by the Committee. In addition, individual performance is measured based on feedback from the Chairman and CEO and the Board, subject to approval by the Committee. The target bonus opportunity for each of the executive officers ranges from 40% to 90% of the individual’s base salary.

Achievement against these pre-defined goals leads to a percent achievement ranging from 0 to 150% on each of these measures. Because of the importance placed by the Committee on Adjusted EPS, the maximum award for that measure could be above 150% for extraordinary performance. In fiscal year 2006, Adjusted EPS and ROIC were achieved above the maximum level of performance and revenue was achieved near the maximum level.

For 2006, the Committee generally used a fixed formula in determining the financial component of the incentive awards. The strategic measures and personal performance of each executive were evaluated by the CEO and the Committee based upon an assessment of individual performance.

Long-Term Incentive Awards

In contrast to short-term incentive awards that are paid for prior-year accomplishments, equity grants represent incentives tied to the long-term financial performance of the business. They are intended to provide executive officers with a direct incentive to enhance shareholder value and achieve our long-range financial objectives. Equity grants are awarded by the Committee (in the case of the Chairman and the CEO, by the Board) and are primarily based on an evaluation of competitive market data, an individual executive’s performance, internal equity, succession, and the anticipated contribution that the executive officer will make to the business. During 2006, the long-term incentives granted to our Named Executive Officers were time-based restricted stock units with three-year graded vesting. Given the timing of our performance-based equity grants associated with our initial public offering in November 2005, the 2006 awards were a transition grant intended to bridge the gap between the 2005 grants and our ongoing grants, which were awarded in January 2007. The 2006 grants were generally made below competitive market levels of compensation. In addition, Mr. Mobed and Mr. Tarr received supplemental time-based restricted stock and stock option awards that will cliff vest four years from grant date. These grants were designed to retain the Chief Operating Officers of our two operating segments during a crucial period of growth at the company.

The long-term incentive awards were granted under the 2004 Long-Term Incentive Plan.

For 2007, the company has moved to a full performance-based program for senior executives. The 2007 grants were awarded in January 2007 and consisted of performance-based restricted stock units (approximating 75% of the value awarded) and stock options (approximating 25% of the value awarded).

Executive Share Retention Guidelines

The Committee believes that senior management should have a significant equity interest in IHS. In order to promote equity ownership and further align the interests of management with our shareholders, the Committee has adopted share retention and ownership guidelines for senior executives. Under these guidelines, certain executives are required to retain 50% of the net after-tax shares realized under equity-based compensation awards granted after the adoption of the guidelines, until they achieve and continue to maintain a significant ownership position, expressed as a multiple of target total cash as follows:

Chairman and CEO	5 times target total cash (base salary + target bonus)
Other Senior Executives	3 times target total cash (base salary + target bonus)

The forms of ownership that count towards achieving these guidelines include actual shares owned and time-based restricted stock. The Committee periodically reviews share ownership levels of those persons subject to these guidelines.

Retirement Plans and Perquisites

IHS maintains qualified defined benefit and defined contribution plans with an employer match available to all of our U.S. employees. The Named Executive Officers are also eligible to participate in these plans.  We have a nonqualified defined benefit plan that only restores benefits lost under the qualified defined benefit plan due to limits under U.S. tax law. The Named Executive Officers are eligible to participate in this plan. We do not have any other deferred compensation plans for our Named Executive Officers.

We also provide our officers with life and medical insurance, and other benefits. These are offered on the same basis as all other employees, with the exception of supplemental life insurance and supplemental disability coverage offered to Dr. Yergin as part of his contractual arrangement. Overall, we have a philosophy of not providing perquisites. For 2006, IHS provided a de minimus amount of perquisites to its executives.

Compensation of the Chief Executive Officer

On September 18, 2006, the Board of Directors appointed Jerre L. Stead as CEO in addition to his existing responsibilities as executive Chairman of the Board. The appointment, effective September 20, 2006, coincided with the retirement of Charles A. Picasso as President, CEO, and member of our Board.

In connection with his assumption of additional duties, the Board approved a compensation arrangement with Mr. Stead, effective September 20, 2006. Under the arrangement, Mr. Stead will receive a base salary of $750,000 and will be eligible for a target annual bonus opportunity of 90% of his base salary. For fiscal 2006, Mr. Stead received a bonus of $820,000 based on the outstanding financial results mentioned above, the additional work required to effect a seamless transition from Mr. Picasso and a successful secondary offering in October 2006.

Mr. Stead did not receive any long-term incentive awards in fiscal 2006. Upon election to the CEO position, Mr. Stead chose to delay his long-term incentive grant until 2007 in order to align his grant with those issued to other senior executives in January 2007 (as described above).

Effective as of September 20, 2006, Charles A. Picasso retired from service as President, CEO, and director. IHS entered into a retirement agreement with Mr. Picasso and he agreed to continue as an employee until November 30, 2006.

Under the retirement agreement, Mr. Picasso continued to receive his current base salary through November 30, 2006. He was entitled to an annual bonus for the 2006 fiscal year, in accordance with our annual incentive plan. The personal objectives portion of Mr. Picasso’s annual bonus was awarded at the maximum performance level. Based on the financial results achieved and highlighted above, payment of Mr. Picasso’s actual 2006 bonus (with the personal component at maximum) was $719,780. Mr. Picasso’s bonus payment will be deferred until June 2007.

Mr. Picasso agreed to make himself available to perform consulting services for IHS from December 1, 2006 through May 31, 2008 and will continue to participate in medical, dental, and vision plans during such period. Mr. Picasso will be paid $48,333 per month for such consulting services. Mr. Picasso will also be paid $50,000 in lieu of outplacement services that he did not require.

Under the terms of his contract, Mr. Picasso was credited with two additional years for the purpose of the age and service requirements of the Retirement Income Plan and the Supplemental Income Plan. Mr. Picasso’s pension under the Retirement Income Plan and the Supplemental Income Plan will be payable in accordance with the terms of such plans. The aggregate benefit amount under both plans is $2,404,305, of which $2,249,114 will be deferred until June 2007.

Mr. Picasso received a long-term incentive grant in fiscal 2006. Under the terms of the retirement agreement, Mr. Picasso vested in 250,000 of his unvested shares of common stock (approximating 47% of the unvested shares) on September 20, 2006. All additional unvested restricted stock awards were cancelled.

Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code precludes a public corporation from taking a deduction for compensation in excess of $1 million for its chief executive officer or any of its four other highest paid executive officers, unless certain specific and detailed criteria are satisfied.

The Committee considers the anticipated tax treatment to IHS and its executive officers in its review and establishment of compensation programs and payments. The deductibility of some types of compensation payments can depend upon the timing of an executive’s vesting or exercise of previously granted rights. Interpretations of and changes in applicable tax laws and regulations as well as other factors beyond the Committee’s control also can affect deductibility of compensation. For these and other reasons, the Committee has determined that it will not necessarily seek to limit executive compensation to that deductible under Section 162(m) of the Internal Revenue Code.

The Committee will continue to monitor developments and assess alternatives for preserving the deductibility of compensation payments and benefits to the extent reasonably practicable, consistent with its compensation policies and as determined to be in the best interests of IHS and its shareholders.

Conclusion

In summary, we believe a significant portion of an executive’s compensation should be variable and performance-based so that an officer’s total compensation opportunity is linked to the performance of the individual, the business, and the IHS stock price. This structure allows us to administer overall compensation that rises or falls based on the performance of the business while maintaining a balance between short-term and long-term objectives.

All aspects of executive compensation are subject to change at the discretion of the Committee. The Committee will monitor executive compensation on an ongoing basis to ensure that it continues to support a performance-oriented environment and remains properly integrated with annual and long-term strategic objectives of IHS.

Respectfully submitted on March 22, 2007, by the members of the Human Resources Committee of the Board:

Mr. Steven A. Denning, Chairman
Mr. C. Michael Armstrong
Dr. Ruann F. Ernst
Mr. Michael Klein

EXECUTIVE COMPENSATION

The following summary compensation table sets forth information concerning aggregate compensation earned by or paid to (i) our Chief Executive Officer, (ii) our four other most highly compensated executive officers who served in such capacities as of November 30, 2006, and (iii) our former Chief Executive Officer. We refer to these individuals as our “Named Executive Officers.”

SUMMARY COMPENSATION TABLE

						Long-Term Compensation
	Annual Compensation					Awards
Name and Principal Position(1)	Year	Salary ($)	Bonus ($)		Other Annual Compensation ($)(2)	Restricted Stock Awards ($)(3)	Securities Underlying Options ($)(#)		All Other Compensation ($)(5)
Jerre L. Stead	2006	483,654	820,000		—	—	—		—
Chief Executive Officer and	2005	400,000	600,000		—	4,104,000	—		877,500
Chairman of the Board	2004	400,000	400,000		—	—	—		—
Ron Mobed	2006	358,125	448,657	(8)	17,847	931,700	49,500		—
President and Chief Operating	2005	295,385	243,803		—	1,280,797	—		42,000
Officer, Energy	2004	178,615	185,748	(6)	—	—	100,000	(4)	6,500
Jeffrey R. Tarr	2006	386,971	453,478	(8)	—	931,700	49,500		7,500
President and Chief Operating	2005	358,616	327,121	(7)	7,017	1,170,000	—		7,000
Officer, Engineering
Michael J. Sullivan	2006	320,308	460,753	(8)	—	308,000	—		9,900
Executive Vice President and	2005	296,154	190,564		—	1,628,597	—		337,256
Chief Financial Officer	2004	270,673	157,006		—	—	70,000	(4)	6,500
Daniel Yergin	2006	400,000	488,000		—	902,500	—		454,058
Executive Vice President and
Strategic Advisor
Charles A. Picasso	2006	580,000	719,780	(9)	—	4,593,600	—		9,900
Former President and	2005	552,192	650,000		—	3,632,797	—		443,250
Chief Executive Officer	2004	374,903	240,000		—	—	150,000	(4)	—

(1)             Mr. Stead has been our Chairman of the Board since December 1, 2000. He assumed the additional responsibility of serving as our Chief Executive Officer as of September 20, 2006. Mr. Mobed joined us on April 1, 2004, and Mr. Tarr joined us on November 30, 2004. Dr. Yergin has been our Chairman of CERA and on September 26, 2006, he assumed additional responsibility as Executive Vice President and Strategic Advisor. Mr. Picasso retired as our President and Chief Executive Officer and director effective September 20, 2006.

(2)             Amounts reported represented tax payments on perquisites or benefits provided to the Named Executive Officers. Perquisites and other personal benefits, securities or property were not disclosed because the aggregate amount of such compensation is the lesser of either $50,000 or 10% of the total of the annual salary plus bonus for the executive officer in question, as permitted by SEC rules.

(3)             Restricted stock awards of our Class A common stock were granted under our Amended and Restated 2004 Long-Term Incentive Plan during the years ended November 30, 2006 and 2005. The amounts reported in this column represent the aggregate dollar value of these awards as of the grant date. Except for awards granted on December 12, 2004, the value of the awards was based on the closing price of our Class A common stock on the grant date as follows: July 24, 2006, $30.80; May 10, 2006, $25.52; December 12, 2005, $18.05; and November 16, 2005, $17.00. For awards granted on December 23, 2004, which was prior to the closing of our initial public offering, the fair market value was determined contemporaneously by the valuation committee of our Board to be $9.12. Restricted awards granted in 2004 and 2005 were granted as restricted stock awards and carry full voting and dividend rights, provided, however, that any cash dividends will be reinvested in dividend shares, and any such dividend shares and any stock dividends will be subject to the same restrictions as the underlying restricted shares. Restricted awards granted in 2006, except for the award to Mr. Picasso and to Dr. Yergin, were granted as restricted stock units and do not carry voting or dividend rights. The table below provides information for each Named Executive Officer as to the date of grant of each award, the total number of shares granted, the number of shares that were unvested as of November 30, 2006 and the aggregate fair market value of such unvested shares:

Name	Grant Date		Total Number of Shares Granted (#)	Unvested Shares as of 11/30/06 (#)	Fair Market Value of Unvested Shares at 11/30/06 ($)(a)
Jerre L. Stead	12/23/2004	(b)	250,000	83,334	3,087,525
	12/23/2004	(d)	200,000	66,667	2,470,012
				150,001	5,557,537
Ron Mobed	7/24/2006	(g)	30,250	30,250	1,120,763
	11/16/2005	(e)	36,000	36,000	1,333,800
	12/23/2004	(b)	33,333	11,111	411,663
	12/23/2004	(c)	40,000	30,000	1,111,500
				107,361	3,977,725
Jeffrey R. Tarr	7/24/2006	(g)	30,250	30,250	1,120,763
	11/16/2005	(e)	42,000	42,000	1,556,100
	12/23/2004	(c)	35,000	26,250	972,563
	12/23/2004	(f)	15,000	—	—
				98,500	3,649,425
Michael J. Sullivan	7/24/2006	(h)	10,000	10,000	370,500
	11/16/2005	(e)	35,000	35,000	1,296,750
	12/23/2004	(b)	113,333	37,778	1,399,675
				82,778	3,066,925
Daniel Yergin	12/12/2005	(j)	50,000	50,000	1,852,500
	11/16/2005	(e)	36,000	36,000	1,333,800
	2/23/2005	(i)	120,000	67,500	2,500,875
	12/23/2004	(b)	16,667	5,556	205,850
				159,056	5,893,025
Charles A. Picasso	5/10/2006	(k)	180,000	—	—
	12/23/2004	(b)	158,333	—	—
	12/23/2004	(c)	240,000	—	—
				—	—	(l)

(a)             The fair value per share on November 30, 2006 was determined to be $37.05, based on the close price of our Class A common stock on that date.

(b)            Vesting of this award is as follows:  one-third on June 15, 2006 (which was 211 days after the closing of our initial public offering), one-third on November 16, 2006 and one-third on October 1, 2007.

(c)             This restricted stock award vested 25% on October 15, 2006, and 25% will vest on October 15, 2007 and 50% will vest on October 15, 2008.

(d)            One-third of this restricted stock award vested on November 30, 2005 and an additional one-third vested on November 30, 2006. The remaining one-third will vest on November 30, 2007.

(e)             This restricted stock award was granted in connection with the closing of our initial public offering and will be fully vested as of February 29, 2008, provided that performance objectives, which are based on increases of specified levels of our adjusted EBITDA and revenue over a specified period of time, are satisfied. If only one objective is met, only 50% of the award will vest. To the extent that is award does not so vest, it will become fully vested and free of restrictions as of November 16, 2011, the sixth anniversary of the grant date.

(f)              This restricted award fully vested on November 16, 2005, the date of the closing of our initial public offering.

(g)             This award represents 9,000 restricted stock units vesting one-third on July 24, 2007, one-third on July 24, 2008, and one-third on July 24, 2009 and 21,250 restricted stock units which become fully vested on July 24, 2010.

(h)            This restricted stock unit award vests one-third on July 24, 2007, one-third on July 24, 2008, and one-third on July 24, 2009.

(i)               7,500 restricted shares vested on each March 1, June 1, September 1 and December 1 of 2005 and 2006, and the remaining 60,000 shares vested on March 1, 2007. 7,500 shares will become transferable on March 1, June 1, September 1, and December of 2007 and 2008.

(j)               This restricted stock award will vest one-third on December 12, 2007, one-third on December 12, 2008, and one-third on December 12, 2009.

(k)            Mr. Picasso was granted 180,000 shares of performance-based restricted common stock at “target” performance. The potential number of shares that could have vested, which was based on the revenue and adjusted EBITDA for IHS during fiscal years 2006, 2007 and 2008, ranged from 0% to 150% of target (i.e., 0-270,000 shares). Vesting was to be considered at 25%, 25% and 50% in May of 2007, 2008 and 2009. Mr. Picasso forfeited this performance award upon his retirement in September 2006.

(l)               Of the 578,333 total shares granted, 52,777 vested in June 2006, 275,556 were forfeited upon retirement and 250,000 vested upon retirement.

(4)             These represent stock options to purchase shares of the Class A non-voting common stock of IHS Group Inc., a Colorado corporation and subsidiary, which were exchanged in the stock option exchange for restricted shares in December 2004.

(5)             The amounts reported for the year ended November 30, 2006 are attributable as follows: matching contributions made by IHS to the 401(k) plan (Mr. Tarr, $7,500, Mr. Sullivan, $9,900, Dr. Yergin, $5,538, and Mr. Picasso, $9,900); monthly non-compete payments made to Dr. Yergin totaling $411,432 per the non-compete agreement between IHS and Dr. Yergin; and premiums paid by IHS for supplemental life insurance coverage and supplemental disability coverage in the amount of $37,088 for Dr. Yergin.

(6)             Of this amount, $100,000 is attributable to a one-time signing bonus.

(7)             Of this amount, $150,000 is attributable to a one-time signing bonus.

(8)             The bonus amount includes $110,000 for both Mr. Mobed and Mr. Tarr and $160,000 for Mr. Sullivan, which is attributable to one-time bonuses related to the IHS initial public offering in November 2005and a follow-on offering completed in October 2006.

(9)             This bonus amount has been earned, but not yet been paid to Mr. Picasso due to Section 409A of the Internal Revenue Code. This amount is expected to be paid in June 2007.

Option/SAR Grants in Last Fiscal Year

Only Messrs. Mobed and Tarr received stock options to purchase shares of our Class A common stock during the fiscal year ended November 30, 2006. The following table sets forth information regarding these stock options grants.

	Individual Grants
		% of Total
		Options
	Number of	Granted to
	Securities	Employees	Exercise		Grant Date
	Underlying	in Fiscal	Price	Expiration	Present
Name	Options(1)	Year 2006	($/share)	Date	Value ($)(2)
Ron Mobed	49,500	50	30.80	07/24/2014	582,615
Jeffrey Tarr	49,500	50	30.80	07/24/2014	582,615

(1)          The non-qualified stock options described in the table above were granted under our Amended and Restated 2004 Long-Term Incentive Plan. The exercise price is equal to the closing price of a Class A common stock share on the grant date. The stock options will vest in their entirety on the fourth anniversary of the grant date.

(2)          Grant date present value is calculated using the Black-Scholes option pricing model. The assumptions used to value the stock option grants, which were both granted on July 24, 2006, are: (a) expected life of option, six years; (b) expected volatility, 27.83% percent; (c) dividend yield, 0.0 percent; and (d) risk-free rate of return, 4.99%. The Black-Scholes option pricing model is one of the Securities and Exchange Commission’s accepted methods of calculating grant date value and does not represent our estimate or projection of future stock prices.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

No stock options were exercised by the Named Executive Officers during the fiscal year ended November 30, 2006. Only two of our Named Executive Officers held stock options at fiscal year-end 2006. The following table sets forth information regarding these stock options.

	Number of Securities
	Underlying Unexercised		Value of Unexercised
	Options at Fiscal		In-the-Money Options at
	Year-End (#)		Fiscal Year-End ($)(1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Ron Mobed	0	49,500	0	309,375
Jeffrey Tarr	0	49,500	0	309,375

(1)          The value of unexercised in-the-money stock options is calculated based upon $37.05, the closing price of a share of our Class A common stock on November 30, 2006, minus the exercise price.

Pension Plans

The following table sets forth the estimated aggregate annual retirement benefits for representative years of service and average final compensation payable under the IHS Retirement Income Plan and IHS Supplemental Income Plan as in effect prior to May 1, 2006. Effective May 1, 2006, the plans were amended to provide a lump-sum retirement benefit, payable at age 65, equal to 15% of pensionable pay earned from May 1, 2006 through the participant’s termination date. The accrued benefit related to pay and service through April 30, 2006 was frozen and will be paid as a lump sum or annuity from the plans when the participant subsequently terminates service with the company. Grandfathered participants (i.e., those who were at least 40 years of age with 10 years of service as of May 1, 2006), including Messrs. Stead and Picasso, will receive the greater of the two benefits as follows: the benefit based on the old formula recognizing all of their service; or the benefit which is an addition of the old formula for service through April 30, 2006 and the new formula for service after May 1, 2006. Under the Internal Revenue Code, the maximum permissible benefit from the Retirement Income Plan, which is a qualified pension plan, for retirement in 2006 is $175,000, and annual compensation exceeding $220,000 in 2006 cannot be considered in computing the maximum permissible benefit under the Retirement Income Plan. The Supplemental Income Plan, which is a non-qualified pension plan, pays benefits in excess of Internal Revenue Code maximums to all participants of the Retirement Income Plan.

The benefit amounts shown in the following table do not reflect the reduction based on a portion of the recipient’s Social Security benefit in calculating benefits payable under our plans. Benefits are normally paid out on a single-life annuity or 50% joint-and-survivor annuity basis. Optional forms of payment are available.

PENSION PLAN TABLE

	Years of Service
Average Final Compensation	5	10	15	20	25	30
$250,000	$21,250	$42,500	$63,750	$85,000	$106,250	$127,500
$275,000	23,375	46,750	70,125	93,500	116,875	140,250
$300,000	25,500	51,000	76,500	102,000	127,500	153,000
$325,000	27,625	55,250	82,875	110,500	138,125	165,750
$350,000	29,750	59,500	89,250	119,000	148,750	178,500
$375,000	31,875	63,750	95,625	127,500	159,375	191,250
$400,000	34,000	68,000	102,000	136,000	170,000	204,000
$425,000	36,125	72,250	108,375	144,500	180,625	216,750
$450,000	38,250	76,500	114,750	153,000	191,250	229,500
$475,000	40,375	80,750	121,125	161,500	201,875	242,250
$500,000	42,500	85,000	127,500	170,000	212,500	255,000
$525,000	44,625	89,250	133,875	178,500	223,125	267,750
$550,000	46,750	93,500	140,250	187,000	233,750	280,500
$575,000	48,875	97,750	146,625	195,500	244,375	293,250
$600,000	51,000	102,000	153,000	204,000	255,000	306,000

The following table provides information on the number of full years of service under the plans, as of December 31, 2006, and compensation for purposes of determining retirement benefits, consisting of regular salary plus commissions.

Name	Full Years of Credited Service (#)		Compensation for Purposes of Determining Benefits under Old Formula ($)(1)
Jerre L. Stead	30	(2)	511,000
Ron Mobed	0	(3)	N/A
Jeffrey R. Tarr	1	(4)	367,000
Michael J. Sullivan	6	(4)	261,000
Daniel Yergin	0	(5)	N/A
Charles A. Picasso	25	(6)	456,000

(1)          Final average earnings which are eligible to be counted under the terms of the plans as of April 30, 2006 for Messrs. Tarr and Sullivan. For Mr. Picasso, these earnings are the final average earnings used in his calculation. For Mr. Stead, this column represents his entire pensionable earnings for 2006.

(2)          Includes 25 additional years of benefit service with which Mr. Stead has been credited pursuant to the Supplemental Income Plan.

(3)          Mr. Mobed commenced participation in the plans on May 1, 2006. His pension benefit will be equal to 15% of accumulated pay payable as a lump sum or annuity. Mr. Mobed’s annual annuity payable at age 65 is $3,600.

(4)          Service and pay under this table has been frozen for Messrs. Tarr and Sullivan. Future pension accruals after May 1, 2006 will be equal to 15% of accumulated pay payable as a lump sum or annuity. Under the new plan formula, Mr. Tarr’s annual annuity payable at age 65 is $3,500. Mr. Sullivan’s annual annuity payable at age 65 is $2,900.

(5)          Dr. Yergin commenced participation in the plan on May 1, 2006. His pension benefit will be equal to 15% of accumulated pay payable as a lump sum or annuity. Dr. Yergin’s annual annuity payable at age 65 is $3,600.

(6)          Includes nine additional years of benefit service with which Mr. Picasso was credited on January 18, 2006 pursuant to the Supplemental Income Plan and ten additional years of benefit service credited in July 2006 in accordance with a pre-existing agreement to do so upon his attainment of age 65 while actively employed. For the purpose of this calculation, Mr. Picasso retired as of November 30, 2006. His final calculation included an additional grant of two years of additional service in accordance with his employment agreement.

Participants are 100% vested in their benefit at the time they are credited with five or more years of vesting service or the date when they reach age 65. Vesting may be accelerated in years in which we make a transfer of surplus plan assets to the retiree medical accounts under the plan to provide for retiree medical coverage.  Participants who were eligible employees as of May 1, 2006 are fully vested.

Normal retirement age under the plan is 65, but a participant who terminates employment with at least ten years of vesting service may retire as early as age 55. Participants who terminate employment after age 55 with ten years of vesting service will receive a reduction of benefit equal to 0.5% for each month that benefit commencement precedes age 62. Participants who terminate employment before age 55 with ten years of vesting service will receive a reduction of benefit equal to 0.5% for each month that benefit commencement precedes age 65.

Employment Contracts, Termination of Employment and Change in Control Arrangements

All of our Named Executive Officers, other than Mr. Stead, have employment agreements with us. The following are descriptions of the employment agreements for our Named Executive Officers. These descriptions are intended to be summaries and do not describe all provisions of the agreements. In addition, the agreements for individuals who are currently our executive officers, but who are not our Named Executive Officers, may contain provisions that are different than those described in the following descriptions.

Jerre L. Stead.   Mr. Stead does not have an employment agreement.  Mr. Stead’s annual compensation is determined by our Board, based on his performance and contributions. Our Board has set Mr. Stead’s base salary at $750,000 and has established a target annual bonus opportunity of 90% of his base salary.

Rohinton Mobed, Jeffrey R. Tarr, and Michael J. Sullivan.   We have entered into an employment agreement with each of Rohinton Mobed, Jeffrey R. Tarr, and Michael J. Sullivan. The following is a description of the material terms of their agreements.

Term.   The term of employment for Messrs. Mobed and Sullivan under their respective agreements commenced on November 1, 2004. The term of Mr. Tarr’s agreement commenced on December 1, 2004. Each such agreement has an initial term of one year, and it renews automatically on each anniversary of that date for an additional one-year period, unless their employment is terminated earlier in accordance with their agreements or we notify, or Messrs. Mobed, Tarr, or Sullivan notifies, the other party in writing at least 30 days prior to the applicable anniversary of the commencement date.

Base salary, bonus and benefits.   The agreements of Messrs. Mobed, Tarr, and Sullivan provide for a base salary, to be reviewed and increased by the Human Resources Committee of our Board in its sole discretion. Effective in February 2007, the Human Resources Committee established base salaries for Messrs. Mobed, Tarr, and Sullivan at $430,000, $430,000, and $360,000, respectively.

Under their agreements, Messrs. Mobed, Tarr, and Sullivan are eligible for an annual bonus pursuant to our then current annual incentive plan. For the year ending November 30, 2007, each of Messrs. Mobed, Tarr, and Sullivan will be eligible for a target bonus in an amount equal to 65% of his base salary. Individual performance for their annual bonuses will be determined by our Chief Executive Officer and approved by our Human Resources Committee.

Messrs. Mobed, Tarr, and Sullivan are also entitled to participate in the employee benefits plans, programs, and arrangements as are customarily accorded to our executives.

Termination of employment.   If there is no “change in control” (as defined in their agreements), their agreements provide that the employment of Messrs. Mobed, Tarr, and Sullivan may terminate upon their resignation for “good reason” (as defined in their agreements) or by us without “cause” (as defined in their agreements). In either of these situations, Messrs. Mobed, Tarr, and Sullivan are entitled to a lump-sum cash payment equal to the sum of the following:

•       any earned but unpaid base salary or other amounts accrued or owing through the date of termination;

•       an amount equal to nine months of his then base salary, plus an additional month of such base salary for each year of employment with us or any of our affiliates, up to a maximum aggregate amount equal to two years of such base salary; and

•       his target bonus amount for such year, prorated for the number of days that have elapsed during such year.

In addition to the foregoing lump-sum payment, Messrs. Mobed, Tarr, and Sullivan are each entitled to:

•       continued participation in our medical, dental and vision plans for the relevant period, as described below, following the date of termination;

•       vesting of unvested stock options, restricted stock and other equity awards then held, as determined under the applicable compensation plan;

•       outplacement services during the six-month period following such termination; and

•       for Messrs. Mobed and Sullivan, a credit for an additional two years for the purposes of each of the age and service requirements of any of retirement related employee benefit plans, programs and arrangements maintained by us or our affiliates in which such executive participated at the time of such termination.

For these purposes, the “relevant period” means the period following termination of the employment of Messrs. Mobed, Tarr, or Sullivan equal to the total number of months upon which the payments thereunder are calculated, up to a maximum period of two years. Credit for the year in which termination occurs will be given for the purposes of calculating payments if he has completed six months or more of service beyond the prior anniversary date of his employment.

In addition to the payments and benefits above, if there is change in control, and within one year of such change in control Messrs. Mobed, Tarr, or Sullivan terminates employment for a “CIC good reason” (as defined in their agreements) or is terminated by us without cause, each agreement provides that all unvested stock options, restricted stock and other equity awards held by that executive will fully vest and become exercisable as of the effective date of such termination.

Under their agreements, if Messrs. Mobed, Tarr, or Sullivan terminates his employment other than for good reason or if his employment is terminated by us for cause, that executive will receive no further payments, compensation or benefits, except as accrued or owing prior to the effectiveness of the executive’s termination, and such compensation or benefits that have been earned and will become payable without regard to future services.

Their agreements provide that if the employment of Messrs. Mobed, Tarr, or Sullivan terminates by reason of death, disability, or retirement, he, or his beneficiaries, will receive a lump-sum cash payment equal to the sum of:

•       any earned but unpaid base salary or other amounts, as defined in the agreement, accrued or owing through the date or termination; and

•       that executive’s target bonus for such year, prorated for the number of days that have elapsed during such year.

Under their agreements, if the employment of Messrs. Mobed, Tarr, or Sullivan terminates other than by reason of death or disability, any payments he is eligible for are contingent on Messrs. Mobed, Tarr, or Sullivan’s execution of a release.

Tax indemnity.   Under their agreements, if any amounts or benefits received under the agreements or otherwise are subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, an additional payment will be made to restore Messrs. Mobed, Tarr, or Sullivan to the after-tax position that he would have been in if the excise tax had not been imposed.  Separately, we have agreed to reimburse Mr. Mobed for tax penalties paid in 2006 associated with a one-time tax withholding election.

Covenants.   Under their agreements, Messrs. Mobed, Tarr, and Sullivan have agreed to maintain the confidentiality of certain of our information at all times during their respective employments and thereafter unless first obtaining the prior written consent of our Board. Each of them has also agreed not to compete with us during their respective terms of employment and for a restricted period, as described below, after any termination of employment. Each of them has also agreed not to solicit, hire or cause to be hired any of our employees or employees of any of our subsidiaries for or on behalf of any competitor during that restricted period. Under each of their agreements, the “restricted period” means the longer of the one-year period following termination of employment of Messrs. Mobed, Tarr, or Sullivan, or in the event the executive in question receives payments as a result of his resignation for good reason, termination without cause, or following a change in control, in an amount greater than one year of his then base salary, the period following his termination of employment equal to the total number of months upon which the payments thereunder are calculated, up to a maximum period of two years.

Daniel Yergin.   We have entered into an employment agreement with Daniel Yergin. The following is a description of the material terms of his agreement.

Term.   The term of employment for Dr. Yergin commenced on September 1, 2004 in connection with our acquisition of Cambridge Energy Research Associates (CERA). The agreement has an initial term of five years, and it renews automatically for one year terms after the initial term, unless the agreement is terminated earlier in accordance with the agreement or one party notifies the other party in writing at least 90 days prior to the applicable term or renewal date.

Base salary, bonus and benefits.   The agreement provides for a base salary, to be reviewed and increased using the same criteria and timing applicable to other senior executives of the company. Effective in February 2007, the Human Resources Committee of our Board established a base salary for Dr. Yergin at $440,000.

Under his agreement, Dr. Yergin was eligible for an initial cash bonus of $200,000 and a cash bonus in subsequent years in an amount determined by performance metrics in three categories: leadership, performance of the CERA business, and performance of certain key accounts.  For fiscal year 2007, the potential bonus is $575,000.

Dr. Yergin is also entitled to participate in the employee benefits plans, programs, and arrangements as are customarily accorded to our executives.  Additionally, Dr. Yergin receives supplemental life insurance and supplemental disability coverage.

Termination of employment.   If Dr. Yergin’s employment terminates other than “for cause” (as defined in the agreement), then the agreement provides that Dr. Yergin is entitled to a lump-sum cash payment equal to the sum of the following:

•       any earned but unpaid base salary or other amounts accrued or owing through the date of termination;

•       an amount equal to one year of his then base salary; and

•       his target bonus amount for such year, prorated for the number of days that have elapsed during such year.

In addition to the foregoing lump-sum payment, Dr. Yergin is entitled to a one-year continuation of certain benefits, including life insurance, disability insurance, medical insurance, and dental insurance (or, at our election, a lump-sum payment of an equivalent value).

If we terminate Dr. Yergin’s employment “for cause” (as defined in the agreement), then the agreement provides that Dr. Yergin is entitled to no further payments, compensation or benefits, except as accrued or owing prior to the effectiveness of his termination, and such compensation or benefits that have been earned and will become payable without regard to future services.

Covenants.   Under his employment agreement, Dr. Yergin agreed to maintain the confidentiality of certain of our information at all times during his employment and thereafter unless he obtained the prior written consent of our Board. Dr. Yergin has also agreed not to compete with us during his employment and for a restricted period, as described below, after any termination of his employment. Additionally, Dr. Yergin agreed not to solicit, hire, or cause to be hired any of our employees or employees of any of our subsidiaries for or on behalf of any competitor during that restricted period. For these purposes, the “restricted period” meant the one-year period following termination of Dr. Yergin’s employment.

Non-Competition Agreement.   We entered into a separate Non-Competition Agreement with Dr. Yergin as of September 1, 2004. Under the terms of this non-competition agreement, Dr. Yergin committed to maintain the confidentiality of our confidential or proprietary information at all times during his employment and thereafter. In addition, Dr. Yergin agreed to a five-year term during which he also would not to compete with us, not solicit, hire, or cause to be hired any of our employees or employees of any of our subsidiaries for or on behalf of any competitor.  In exchange, we agreed to award Dr. Yergin 120,000 shares of our Class A common stock (awarded on February 23, 2005). In addition, we agreed to pay Dr. Yergin forty-two monthly payments of $34,286 each commencing on March 1, 2005 and continuing through August 1, 2008, subject to Dr. Yergin’s continued compliance with the non-competition agreement.

Charles A. Picasso.   We entered into an employment agreement with Charles A. Picasso that continued through the effective date of his retirement on September 20, 2006 (see “Compensation of the Chief Executive Officer” above). On that same date, we entered into a retirement agreement with Mr. Picasso pursuant to which we mutually agreed to terminate his employment agreement. The following is a description of the material terms of the retirement agreement.

Base salary, bonus and benefits.   Under the retirement agreement, Mr. Picasso continued to receive his base salary through November 30, 2006. He was entitled to an annual bonus for the 2006 fiscal year, in accordance with our annual incentive plan. The personal objectives portion of Mr. Picasso’s annual bonus was awarded at the maximum performance level. Based on the financial results achieved and highlighted above, payment of Mr. Picasso’s actual 2006 bonus (with the personal component at maximum) was $719,780.  Mr. Picasso’s bonus payment will be deferred until June 2007.

Mr. Picasso agreed to make himself available to perform consulting services for IHS from December 1, 2006 through May 31, 2008 and will continue to participate in medical, dental, and vision plans during such period. Mr. Picasso will be paid $48,333 per month for such consulting services. Mr. Picasso will also be paid $50,000 in lieu of outplacement services that he did not require.

Under the terms of his agreement, Mr. Picasso was credited with two additional years for the purpose of the age and service requirements of the Retirement Income Plan and the Supplemental Income Plan. Mr. Picasso’s pension under the Retirement Income Plan and the Supplemental Income Plan will be payable in accordance with the terms of such plans. The aggregate benefit amount under both plans is $2,404,305, of which $2,249,114 will be deferred until June 2007.

Equity compensation.   Mr. Picasso received a long-term incentive grant in fiscal 2006.  Under the terms of the retirement agreement, Mr. Picasso vested in 250,000 of his unvested shares of common stock (approximating 47% of the unvested shares) on September 20, 2006.  All additional unvested restricted stock awards were cancelled.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Relationships with Security Holders

Voting and investment decisions with respect to the shares of our company have historically been made by TBG Holdings N.V. (“TBG”), a Netherlands Antilles company, through the shares that it holds directly and through its indirect sole ownership of our other principal stockholder, Urvanos Investments Limited, a Cyprus limited liability company (“Urvanos”). As a result, TBG controls all matters requiring stockholder approval, including amendments to our certificate of incorporation, the election of directors, and significant corporate transactions, such as potential mergers or other sales of our company or our assets. In addition, TBG could also influence our dividend policy. Jerre L. Stead, our Chief Executive Officer and the Chairman of our Board, is a member of the board of directors of TBG. Christoph v. Grolman, an executive vice president of TBG, is a member of our Board. In addition, C. Michael Armstrong, Roger Holtback, and Michael Klein, all members of our Board, have previously served as members of the board of directors and an advisory committee of TBG.

TBG is wholly-owned indirectly by The Thyssen-Bornemisza Continuity Trust (the “Trust”), a Cayman Islands trust, which was created for the benefit of certain members of the Thyssen-Bornemisza family.  Discussions are ongoing among the beneficiaries of the Trust and others with a view to reorganizing the Trust in the near future. Should this reorganization occur, TBG would continue to have the power to exercise significant influence over our management and affairs and over all matters requiring stockholder approval. In addition, Georg Heinrich Thyssen-Bornemisza (who is the chairman of the board of directors of TBG), along with the trustees of the Trust for his benefit (which may be the Trust or a successor thereto), would have the power to exert significant influence over the management and affairs of TBG, including through electing or replacing members of the TBG board of directors. Georg Heinrich Thyssen-Bornemisza and these trustees may have interests that conflict with yours.

We do not face, and have not in the past faced, liabilities (including relating to environmental or health and safety matters) with respect to any properties, businesses or entities that are not part of our core business but are now or were historically owned by TBG or its affiliates, and we do not anticipate incurring such liabilities in the future. However, we cannot provide assurances that this will continue to be the case. We have entered into an agreement with TBG to provide certain indemnities to each other. This agreement generally provides that we will indemnify TBG for liabilities relating to our properties and core business, and that TBG will indemnify us for liabilities relating to any properties, businesses or entities that are now or were historically owned by TBG or its affiliates (other than our properties and core business).

Registration Rights Agreement

We have entered into an agreement that provides registration rights to TBG and Urvanos and their Permitted Transferees (collectively, “holders”), who hold, as of March 22, 2006, an aggregate of

10,210,250 shares of our Class A common stock and all of our shares of Class B common stock. “Permitted Transferees” means (i) any trust, so long as one (or more) of the beneficiaries of the Trust as of the date of this offering is the principal beneficiary (or are the principal beneficiaries) of such trust or (ii) any corporate entity(ies), partnership(s) or other similar entity(ies), that is wholly-owned, directly or indirectly, by the Trust or any trust referred to in (i) above. Set forth below is a summary of these registration rights.

Demand Registration Rights.   At any time upon the written request of a holder, we will be required to use our best efforts to effect, as expeditiously as possible, the registration of all or a portion of their Class A common stock, provided that the aggregate proceeds of the offering is expected to equal or exceed $50 million. TBG and Urvanos (and their respective Permitted Transferees) are entitled to a total of six and two demand registrations, respectively. However, we will not be required to effect more than one demand registration within any twelve month period; we will also have the right to preempt any demand registration with a primary registration, in which case the holders will have their incidental registration rights as described below. We will pay all expenses in connection with any registration of shares on behalf of the holders, except that the holders will pay any underwriting discount.

Incidental Registration Rights.   Under the agreement, the holders have the right to request that their shares be included in any registration of our Class A common stock other than registrations on Form S-8 or S-4, registrations for our own account pursuant to Rule 415, or in compensation or acquisition-related registrations. In addition, the underwriters may, for marketing reasons, cut back all or a part of the shares requested to be registered and we have the right to terminate any registration we initiated prior to its effectiveness regardless of any request for inclusion by the holders.

The registration rights agreement contains the full legal text of the matters discussed above. A copy of the agreement, filed as an exhibit to our registration statement on Form S-1, is made available for review by the Securities Exchange Commission at their website, www.sec.gov.

Private Placement—General Atlantic

On November 16, 2005, the effective date of our initial public offering, Urvanos and Urpasis completed a private placement with certain affiliates of General Atlantic LLC, a private investment group, whereby they sold an aggregate of $75 million of shares of our Class A common stock at the initial public offering price, or 4,687,500 shares. The General Atlantic entities have agreed, subject to limited exceptions, that they will not, until November 16, 2007 (the second anniversary of our initial public offering), directly or indirectly, sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of the shares of our Class A common stock purchased in the private placement. In addition, we have agreed to provide, following the second anniversary of our initial public offering, under certain circumstances and subject to certain limitations, rights with respect to the registration under the Securities Act of the shares of our Class A common stock purchased in the private placement and held by these entities. Steven A. Denning, the Chairman and a Managing Director of General Atlantic LLC, is a member of our Board.

IHS STOCK PRICE PERFORMANCE

Stock Price Performance Graph

The following graph compares our total shareholder return with Standard & Poor’s Composite Stock Index (the “S&P 500 Index”) and an index (the “Peer Group Index”) representing the average return (weighted for market capitalization) of  a group consisting of the following companies:  The Advisory Board Committee, Choicepoint Inc., The Dun & Bradstreet Corporation, Equifax Inc, The Corporate Executive Board Company, FactSet Research Systems Inc., Fair Isaac Corporation, and The Thomson Corporation. Because we believe that we are a unique business with no direct competitors, we do not believe that any existing grouping of publicly-traded companies provides an accurate comparison to our business or our role in the industries that we serve. Accordingly, we selected the companies in our Peer Group Index for comparative purposes

We have provided the comparison over the time period since our initial public offering, including our first full fiscal year as a public company and commencing with our first day of trading on the New York Stock Exchange on November 11, 2005 (assuming a $100 cash investment on November 30, 2005, and the reinvestment of all dividends, if any).

The stock price performance indicated on the following graph is not necessarily indicative of future price performance. The stock price performance graph and related information will not be deemed to be incorporated by reference in any filing by the company under the Securities Act of 1933 or the Securities Exchange Act of 1934.

COMPARISON OF CUMULATIVE TOTAL RETURN
Among IHS Inc.,  S&P 500 Index, and Peer Group

Value of $100.00 investment in stock or index:

	11/11/2005	11/30/2005	11/30/2006
IHS	$100.00	$112.60	$216.70
Peer Group	$100.00	$100.90	$116.80
S&P 500	$100.00	$101.20	$113.40

STOCKHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING

If a stockholder wishes to present a proposal to be included in our Proxy Statement for the 2008 Annual Meeting of Stockholders, the proponent and the proposal must comply with the proxy proposal submission rules of the SEC. One of the requirements is that the proposal be received by the IHS Corporate Secretary no later than October 25, 2007. Proposals we receive after that date will not be included in the Proxy Statement for the 2008 Annual Meeting. We urge stockholders to submit proposals by Certified Mail—Return Receipt Requested.

A stockholder proposal not included in our proxy statement for the 2008 Annual Meeting will be ineligible for presentation at the 2008 Annual Meeting unless the stockholder gives timely notice of the proposal in writing to the Corporate Secretary of IHS at the principal executive offices of IHS:

IHS Inc.
Attn: Corporate Secretary
15 Inverness Way East
Englewood, CO  80112

In order to be timely under our Bylaws, notice of stockholder proposals related to stockholder nominations for the election of Directors must be received by the IHS Corporate Secretary—in the case of an annual meeting of the stockholders—no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders. If the next annual meeting is called for a date that is more than 30 days before or more than 70 days after that anniversary date, notice by the stockholder in order to be timely must be received not earlier than the close of business on the 120th day prior to such annual meeting or not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement is first made by IHS of the date of such meeting.

If the number of Directors to be elected to the Board of Directors at an annual meeting is increased and IHS has not made a public announcement naming the nominees for the additional directorships at least 100 days prior to the first anniversary of the preceding year’s annual meeting of stockholders, a stockholder’s notice will be considered timely—but only with respect to nominees for the additional directorships—if it is delivered to the IHS Corporate Secretary not later than the close of business on the tenth day following the day on which such public announcement is first made by IHS.

Stockholder nominations for the election of Directors at a special meeting of the stockholders must be received by the IHS Corporate Secretary no earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of such special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

A stockholder’s notice to the Corporate Secretary must be in proper written form and must set forth information related to the stockholder giving the notice and the beneficial owner (if any) on whose behalf the nomination is made, including:

•       the name and record address of the stockholder and the beneficial owner;

•       the class and number of shares of the Corporation’s capital stock which are owned beneficially and of record by the stockholder and the beneficial owner;

•       a representation that the stockholder is a holder of record of the Corporation’s stock entitled to vote at that meeting and that the stockholder intends to appear in person or by proxy at the meeting to bring the nomination before the meeting; and

•       a representation as to whether the stockholder or the beneficial owner intends or is part of a group which intends to deliver a proxy statement or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect the nominee, or otherwise to solicit proxies from stockholders in support of such nomination.

As to each person whom the stockholder proposes to nominate for election as a Director, the notice must include:

•       all information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors pursuant to the Securities Exchange Act of 1934; and

•       the nominee’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected.

Notice procedures for stockholder proposals not related to Director nominations, in the case of an annual meeting of stockholders, are the same as the notice requirements for stockholder proposals related to Director nominations discussed above insofar as they relate to the timing of receipt of notice by the Secretary.

A stockholder’s notice to the IHS Corporate Secretary must be in proper written form and must set forth, as to each matter the stockholder and the beneficial owner (if any) proposes to bring before the meeting:

•       a description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend the Corporation’s bylaws, the language of the proposed amendment), the reasons for conducting the business at the meeting and any material interest in such business of such stockholder and beneficial owner on whose behalf the proposal is made;

•       the name and record address of the stockholder and beneficial owner;

•       the class and number of shares of the Corporation’s capital stock which are owned beneficially and of record by the stockholder and the beneficial owner;

•       a representation that the stockholder is a holder of record of the Corporation’s stock entitled to vote at the meeting and that the stockholder intends to appear in person or by proxy at the meeting to propose such business; and

•       a representation as to whether the stockholder or the beneficial owner intends or is part of a group which intends to deliver a proxy statement or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the business proposal, or otherwise to solicit proxies from stockholders in support of such proposal.

You may obtain a copy of the current rules for submitting stockholder proposals from the SEC at:

U.S. Securities and Exchange Commission
Division of Corporation Finance
100 F Street, N.E.
Washington, DC 20549

or through the Commission’s Internet web site: www.sec.gov. In addition to any other information that you may find useful, you may also want to consult SEC Release No. 34-40018 dated May 21, 1998.

The IHS 2006 Annual Report on Form 10-K has been mailed with this Proxy Statement.

We will provide copies of exhibits to the Annual Report on Form 10-K, but will charge a reasonable fee per page to any requesting stockholder. Stockholders may make such request in writing to IHS Inc. at 15 Inverness Way East, Englewood, Colorado 80112, Attention: Investor Relations.

The request must include a representation by the stockholder that as of March 9, 2007, the stockholder was entitled to vote at the Annual Meeting.

OTHER MATTERS

Your board does not know of any other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, your proxy holders will vote on it as they think best unless you direct them otherwise in your proxy instructions.

Whether or not you intend to be present at the Annual Meeting, we urge you to submit your signed proxy promptly.

By Order of the Board of Directors,
Stephen Green
General Counsel and Corporate Secretary
Englewood, Colorado
March 22, 2007

000000000.000 ext 000000000.000 ext
	000004	000000000.000 ext
MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	Least Address Line	000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext
C 1234567890 J N T

☐ Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card		123456 C0123456789 12345

A                                      Election of Directors    PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

1.	The Board of Directors recommends a vote FOR the listed nominees.
		For	Withhold
	01 - Steven A. Denning	☐	☐
	02 - Roger Holtback	☐	☐
	03 - Michael Klein	☐	☐

B             Ratification of the Appointment of Independent Registered Public Accountants

The Board of Directors recommends a vote FOR the following proposal.

		For	Against	Abstain
2.	Ratification of the Appointment of the Independent Registered Public Accountants for fiscal year 2007.	☐	☐	☐

C             Other

I Consent
I consent to receive future proxy statements and annual reports via the internet.	☐	Check here if you plan to attend the annual meeting.	☐

D             Authorized Signatures—Sign Here—This section must be completed for your instructions to be executed.

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1—Please keep signature within the box	Signature 2—Please keep signature within the box	Date (mm/dd/yyyy)
/ /

Proxy—IHS Inc.

Proxy Solicited by the Board of Directors for the 2007 Annual Meeting

Jerre Stead, Michael Sullivan, and Stephen Green, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all of the powers that the undersigned would possess if personally present, at the Annual Meeting of Stockholders of IHS Inc. to be held on April 26, 2007, or any postponement or adjournment thereof.

The designated proxies are authorized to vote upon such other business as may properly come before the meeting.

Telephone and Internet Voting Instructions

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)	To vote using the Internet

•	Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	•	Go to the following web site: WWW.COMPUTERSHARE.COM/EXPRESSVOTE

•	Follow the simple instructions provided by the recorded message.	•	Enter the information requested on your computer screen and follow the simple instructions.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Standard Time, on April 26, 2007.

THANK YOU FOR VOTING